EXHIBIT 10.1


August 21, 1998



Mr. James M. Rosel                              VIA HAND DELIVERY
1507 Falcon Ledge
Austin, Texas 78746

Dear Jim:

This letter confirms our discussions and the agreement made between you and Electrosource, Inc. ("ELSI") regarding your resignation from your employment with ELSI, ELSI's payment of special separation compensation, and various related matters. The terms of ELSI's offer in this regard are stated below, and your acceptance of such terms will be shown by your signature in the space provided at the end of this letter. On behalf of ELSI, I want to express appreciation for your service and contributions, and wish you success in your future endeavors.

1. Resignation from Employment and from All Offices. Based on your voluntary resignation for the purpose of retirement, your employment with ELSI will terminate effective with the close of business on Monday, August 31, 1998 (the "Separation Date"). By your agreement and signature below, you also resign effective as of the Separation Date from your offices of General Counsel and Vice President, and all other offices, if any, held by you with ELSI and any of ELSI's subsidiary or affiliated companies.

2. Salary and Benefits. In accordance with ELSI's existing policies or at its discretion, you have received or will receive the following payments and benefits pursuant to your employment with ELSI and your participation in its benefit plans:

     (a) Payment of your regular base salary ($10,426.66 per month), less all legal deductions, through the Separation Date;

     (b) Payment of accrued and unused vacation leave benefits, if any, as of the Separation Date;

     (c) Health and dental benefits through the Electrosource group insurance plan through the Separation Date, subject to your COBRA continuation rights in accordance with applicable law;

     (d) Continuation of your Group Term Life, Accidental Death and Dismemberment and Short and Long Term Disability insurance coverage through the Separation Date, with no conversion option available for any of this insurance;

     (e)   Participation  in  the Section 125  Plan  through  the
Separation Date and return of any unreimbursed election monies thereafter pursuant to Plan terms;

     (f)   Payment of vested benefits in the Electrosource 401  k
Plan in accordance with the terms of the Plan;

     (g) On your timely election, exercise of options in the 1996 Stock Option Plan of Electrosource, Inc. (the "Plan") in accordance with the terms of the Plan and Option Grants 00000578, 00000579, 00000580, 00000581, 00000582, 00000583, 00000685, as
amended or replaced prior to the Separation Date, a summary of which is attached to this letter as Exhibit A and by reference made a part hereof; and

     (h) On your timely election, exercise of contractual warrants in accordance with the terms January 2, 1997, Securities Subscription Agreement/Executive Officers and Warrant Agreement and Stock Purchase Warrant dated January 23, 1997, as amended or replaced prior to the Separate Date, attached to this letter as Exhibits B-1 and B-2 and by reference made a part hereof.

The amounts paid in accordance with subparagraphs (a) and (b) of this paragraph are gross amounts, subject to lawful deductions, including any deductions you have previously authorized, and will be paid to you, within six days after the Separation Date.

After the termination of your employment, you are entitled at your option to continue your group health insurance and dental coverage at your own expense, in accordance with applicable law. Please complete a COBRA election form, which will be furnished to you, and return it to the undersigned at your earliest convenience, in accordance with the terms of the election form, if you elect to continue such insurance coverage. Continued coverage for yourself and your family will cost $424.50 per month.

ELSI will settle promptly all authorized reimbursable business expenses, if any, when you have submitted appropriate expense reports along with the required receipts and documenting information. Please submit any request for reimbursement as soon as possible, but not later than September 30, 1998.

By your signature on this letter, you represent and warrant that on the advice of counsel you have no other claims or entitlements to Company wages or benefits other than as set forth herein.

3. Special Separation Compensation. Contingent upon your acceptance of the terms of this Agreement, ELSI offers you, in consideration of your undertakings set forth in Paragraphs 6 (General Release), 7 (Confidentiality, Nonprosecution, Nondisparagement, and Cooperation), and 8 (Agreement Not to Seek Reemployment) of this Agreement, in addition to the pay and benefits you will receive pursuant to Paragraph 2, the following Special Separation Compensation:

      (a) Continuation of your pay after the Separation Date stated in this letter through the earlier of (i) your obtaining full-time employment and receiving cash compensation at or above your regular base salary rate, or (ii) October 31, 1998, at your regular base salary rate. Payment will be made in equal bi-weekly installments of $4,812.31 on ELSI's regular bi-weekly pay dates commencing on the Effective Date of this Agreement (as defined in Paragraph 14). The foregoing sums are gross amounts, subject to lawful deductions. It is expressly the mutual intent of you and ELSI that the foregoing amounts are tendered and shall be accepted and treated as wages in lieu of notice for purposes of the Texas Unemployment Compensation Act, with the result according to law that you should not be eligible for receipt of unemployment compensation benefits during the period of time over which such continuing wages are paid.

     (b) If you elect continuation of your group health and dental insurance coverage under COBRA as referred to in Paragraph 2, payment by ELSI, for a period not to exceed two months after the Separation Date stated in this letter, of such portion of the health and dental insurance premiums as is equivalent to the amount that would have been paid by ELSI on your behalf if you had continued employment with ELSI during such period. Further upon your election of such COBRA continuation, by your signature below you authorize ELSI to withhold from the payments described in Paragraph 3(a) the portion of premium required to be paid by you, on the same cost allocation basis as if you had continued employment with ELSI during the period of ELSI's payments.

          By executing this Agreement, you acknowledge and agree that neither ELSI nor any of the other Released Parties (as defined in Paragraph 6 below) has any prior legal obligation to provide all or any portion of the Special Separation Compensation to you. You also acknowledge and agree that your acceptance of the Special Separation Compensation and attendant obligations as described in this Agreement is in consideration of the promises and undertakings of ELSI as set forth herein.

4. Return of Property/Orderly Transaction. You must return to ELSI by no later than the close of business on August 31, 1998, or as soon thereafter as is possible with respect to any items not then immediately available, any and all items of ELSI's property, including without limitation keys, computers, software, calculators, equipment, credit cards, technical data, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, lists of suppliers and vendors, contracts, contract information, brochures, catalogs, training materials, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed or portable device, and data processing reports, any other process- or technical-procedures-related information, and any and all other ELSI documents or property which you have had possession of or control over during the course of your employment with ELSI. Consistent with your ethical obligations as an attorney, and as the Company's General Counsel, you will provide me on or before your Separation Date with a written summary of all outstanding Company legal and financial matters of which you are aware, the current status, any applicable deadline dates, and if the matter is being handled by outside counsel, the name and telephone number of the counsel.

5. Use of Confidential Information. Whether or not you accept the terms of this Agreement, you are hereby notified that all of the documents and information to which you have had access during your employment, including but not limited to all information pertaining to any specific business transactions in which ELSI or any of the other Released Parties (as defined in Paragraph 6 below) were, are, or may be involved, all information concerning salary and benefits paid to current or former employees of ELSI or any of the other Released Parties, all personnel information relating in any way to current or former employees of ELSI or those of any of the other Released Parties, all information pertaining in any way to technical processes and procedures of ELSI, all legal, financial and budgetary information, all other information specified in Paragraph 4 above, and in general, the business and operations of ELSI or any of the other Released Parties, except such information as has been publicly disclosed by ELSI or any of the other Released Parties, are considered confidential and are not to be disseminated or disclosed by you to any other parties, except as may be required by law or judicial process. In the event it appears that you will be compelled by law or judicial process to disclose such confidential information, to avoid potential liability you should notify ELSI's CEO in writing immediately upon your receipt of a subpoena or other legal process.

6. General Release. In consideration of the Special Separation Compensation described in Paragraph 3 above, you and your family members, heirs, successors, and assigns (collectively the "Releasing Parties") hereby release, acquit, and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative, or direct, that you or they, individually, collectively, or otherwise, may have or assert against: (i) ELSI; (ii) any affiliated entity of ELSI or its shareholders; or (iii) any officer, member of ELSI's or any affiliate's Board of Directors, fiduciary, agent, employee, representative, insurer, attorney, or any successors and assigns of the persons or entities just named (collectively the "Released Parties"). This General Release includes but is not limited to any claim or demand based on any federal, state, or local statutory or common law or constitutional provision that applies or is asserted to apply, directly or indirectly, to the formation, continuation, or termination of your employment relationship with ELSI. Thus, you and the other Releasing Parties agree not to make any claims or demands against ELSI or any of the other Released Parties such as for wrongful discharge; any form of unlawful employment discrimination; retaliation; breach of contract (express or implied); breach of any duty of good faith and fair dealing; violation of the public policy of the United States, the State of Texas, or any other state; intentional or negligent infliction of emotional distress; tortious interference with contract; promissory estoppel; detrimental reliance; defamation of character; duress; negligent misrepresentation; intentional misrepresentation or fraud; invasion of privacy; loss of consortium; assault; battery; conspiracy; bad faith; negligent hiring, retention, or supervision; any intentional or negligent act of personal injury; any alleged act of harassment or intimidation; or any other intentional or negligent tort; or any alleged violation of the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Texas Commission on Human Rights Act; and the Texas Wage Payment Statute.

The effect of your acceptance of this Agreement is to release, acquit, and forever discharge any and all claims and demands of whatever kind or character that you or any of the other Releasing Parties may now have or hereafter have or assert against ELSI or any of the other Released Parties for any liability, whether vicarious, derivative, or direct. This release includes any claims or demands for damages (actual or punitive), back wages, future wages or front pay, commissions, bonuses, severance benefits, medical expenses and the costs of any counseling, reinstatement or priority placement, promotion, accrued vacation leave benefits, past and future medical or other employment benefits (except as to which there is existing contractual or vested entitlement as identified in Paragraph 2 herein) including contributions to any employee benefit plans, retirement benefits (except as to which there is vested entitlement as identified in Paragraph 2 herein), relocation expenses, compensatory damages, injunctive relief, liquidated damages, penalties, equitable relief, attorney's fees, costs of court, disbursements, interest, and any and all other loss, expense, or detriment of whatever kind or character, resulting from, growing out of, connected with, or related in any way to the formation, continuation, or termination of your employment relationship with ELSI. This General Release does not apply to any rights or claims that may arise after the date this Agreement is executed.

7.     Confidentiality,  Nonprosecution,  Nondisparagement,   and
Cooperation.

     (a) The terms of this Agreement shall be and remain confidential, and shall not be disclosed by you to any persons other than the Releasing Parties and your spouse, attorney, and accountant or tax return preparer if such persons have agreed to keep such information confidential. Notwithstanding the foregoing, either party may make any disclosures concerning the terms of this Agreement that are required by law.

     (b) Except as requested by ELSI or as compelled by law or judicial process, you will not assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys (i) in any proceeding, investigation, or inquiry raising issues under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Texas Commission on Human Rights Act, the Texas Wage Payment Statute, or any other federal, state, or local law involving the formation, continuation, or termination of your employment relationship, or the employment of other persons, by ELSI or any of the other Released Parties; or
(ii)  in  any other litigation against ELSI or any of  the  other
Released Parties.

     (c) Except as permitted by law, you will not initiate any investigation or inquiry, or any other action of any kind, including an administrative charge with any governmental agency, with respect to ELSI's facilities, employment practices, or business operations, relating to the termination of your employment as provided for in this Agreement or otherwise.

     (d) You will not make to any other parties any statement, oral or written, which directly or indirectly impugns the quality or integrity of ELSI's or any of the other Released Parties' business or employment practices, or any other disparaging or derogatory remarks about ELSI or any of the other Released Parties, their officers, directors, stockholders, managerial personnel, or other employees. ELSI shall instruct its officers not to make any disparaging or derogatory remarks about you.

     (e) It shall not be a breach of the obligations set forth in this Paragraph for you, your spouse, or your attorneys to state to any person that any differences, if you believe any to exist, between you and ELSI have been settled or satisfactorily resolved.

     (f) You agree to cooperate fully and completely with ELSI or any of the other Released Parties in any matter related to ELSI's business or activities, as follows: (i) to be available at mutually agreeable times, personally or by telephone, as necessary, at such reasonable times and without unreasonable interference with your employment or personal activities, to provide such information as may be from time to time requested by ELSI in its sole discretion in connection with various matters in which you were involved during your employment with ELSI; and
(ii) in all pending and future litigation involving ELSI or any of the other Released Parties, which obligation includes your promptly meeting with counsel for ELSI or the other Released parties at reasonable times upon their request, and providing testimony in court or upon deposition that is truthful, accurate, and complete, according to information known to you. If you appear as a witness in any pending or future litigation at the request of ELSI or any of the other Released Parties, ELSI agrees to reimburse you, upon submission of substantiating documentation, for necessary and reasonable expenses incurred by you as a result of your testifying.

8. Agreement Not to Seek Reemployment. You acknowledge that ELSI and the other Released Parties have no obligation to employ or to hire or rehire you, to consider you for hire, or to deal with you in any respect with regard to future employment or potential employment at any location, office, or place of business. Therefore, and in order to prevent the occurrence of any future dispute regarding employment opportunities, you hereby agree: (i) that you will not apply for or otherwise seek employment by ELSI or its affiliates at any time in the future, at any location, office, or place of business, and (ii) that your forbearance to seek future employment as just stated is purely contractual and is in no way involuntary, discriminatory, or retaliatory.

9. Nonadmission of Liability or Wrongdoing. This Agreement does not in any manner constitute an admission of liability or wrongdoing on the part of ELSI or any of the other Released Parties, but ELSI and the other Released Parties expressly deny any such liability or wrongdoing; and, except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by ELSI or any of the other Released Parties.

10. Authority to Execute. You represent and warrant that you have the authority to execute this Agreement on behalf of all the Releasing Parties. You further agree to indemnify fully and hold harmless ELSI and any of the other Released Parties from any and all claims brought by the Releasing Parties or derivative of your own with respect to the subject matter of this Agreement, including the amount of any such claims ELSI or any of the other Released Parties are compelled to pay, and the costs and attorney's fees incurred in defending against all such claims.

11. Governing Law and Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of Texas. If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation thereof, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

12. Breach of Agreement. Should you fail to comply with any of your obligations as set forth in this Agreement, you further acknowledge and agree that in addition to any other legal or equitable remedy available, ELSI will have no obligation to pay you the Special Separation Compensation described above, and you may be required to repay the Special Separation Compensation provided to you by this Agreement; but that all other provisions of this Agreement shall remain in full force and effect. You may also be liable for ELSI's damages and its attorney's fees and expenses resulting from your breach of any provision in this Agreement.

13. Expiration of Offer. ELSI's offer of the proposed Special Separation Compensation will expire at 12:01 a.m. on the twenty-second day following the date of this letter, i.e. on September 12, 1998. You may accept this offer at any time before expiration by signing this letter in the space provided below, and returning it to the undersigned by personal or messenger delivery, or overnight delivery service. Whether or not you execute this Agreement, you will receive the items set forth in Paragraph 2, and are required to follow the obligations set forth in Paragraphs 4 and 5.

14. Effective Date. This Agreement will become effective and enforceable upon the expiration of seven days after your execution of it ("Effective Date"). At any time before the Effective Date of this Agreement, you may revoke your acceptance.


15. Consultation With an Attorney. You have the right and are encouraged to consult with an attorney of your choosing before executing this Agreement.

16. Voluntary Agreement. You acknowledge that execution of this Agreement is knowing and voluntary on your part, and you have had a reasonable time to deliberate regarding its terms.

17. Entire Agreement. This Agreement, and its attached exhibits A, B-1 and B-2, together with the plans referenced in paragraph 2 herein contain and constitute the entire understanding and agreement between you and ELSI, and may be modified only by a written contemporaneous agreement executed by both you and an authorized official of ELSI.

            ________________________________________

      If you are in agreement with the foregoing provisions, please execute, in front of a notary, both originals of this letter in the space provided below. You should return one executed original as provided above, and maintain the other in your files. This letter shall then constitute a valid and binding agreement by and between ELSI and you, effective as of the expiration of seven days after the date of your execution.

Sincerely,

ELECTROSOURCE, INC.


By:  /s/ Michael G. Semmens
  Michael G. Semmens
  Chairman, President and CEO


ACCEPTED AND AGREED TO:



  /s/ James M. Rosel
James M. Rosel


Date Signed: August 31, 1998
[This agreement must be signed on or after the last date of employment.]


State of Texas
County of Hays

      This instrument was acknowledged before me on 8/31/98 by James M. Rosel.


  /s/ Sherry D. Lindley                      (Seal)
Notary Public, in and for
The State of Texas

Commission Expires:  7/17/99


EXHIBIT A
to Severance Agreement
dated August 31, 1998

Personnel Option Status                      Electrosource, Inc.                 Page: 1
                                             ID: 74-2466304-9                    File: Optstmt
AS OF                                        2809 IH 35 South                    Date: 8/21/98
8/19/98                                      San Marcos, TX 78666                Time: 1:54:42 PM


James M. Rosel                        ID: 0157
1507 Falcon Ledge
Austin, TX 78746

 Number   Option   Plan Type  Granted Price    Exercised Vested Cancelled Unvested Outstanding Exercisable
           Date
00000578 10/30/96  1996 ISO   5,000   $36.2500  0         5,000  0        0        5,000       5,000
00000579 10/30/96  1996 ISO   5,000   $35.0000  0         5,000  0        0        5,000       5,000
00000580 10/30/96  1996 ISO     500   $33.7500  0           500  0        0          500         500
00000581 10/30/96  1996 ISO   1,667   $12.5000  0         1,667  0        0        1,667       1,667
00000582 10/30/96  1996 ISO   9,500   $11.6000  0         6,333  0        3,167    9,500       6,333
00000583 10/30/96  1996 ISO   8,500    $5.2800  0         8,500  0        0        8,500       8,500
00000685  6/25/97  1996 ISO  17,500    $6.9380  0         5,833  0        11,667  17,500       5,833
                             47,667             0        32,833  0        14,834  47,667      32,833


Information Currently on File

Tax              Rate %       Broker           Registration        Alternate Address

Federal           28.00
Medicare           1.45
Social Security     6.2



EXHIBIT B-1
to Severance Agreement
dated August 31, 1998


                SECURITIES SUBSCRIPTION AGREEMENT
                       EXECUTIVE OFFICERS


THE OFFERING OF SECURITIES OF ELECTROSOURCE, INC. HEREUNDER HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN RELIANCE UPON THE AVAILABILITY OF EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(2) OF SAID ACT AND REGULATION D OF THE GENERAL RULES AND REGULATIONS PROMULGATED THEREUNDER. THERE ARE SUBSTANTIAL RESTRICTIONS UPON TRANSFER OF THE SECURITIES. ACCORDINGLY, THE SECURITIES ARE NOT FREELY TRANSFERABLE AND MAY HAVE TO BE HELD UNTIL TRANSFER MAY BE MADE PURSUANT TO A REGISTERED TRANSACTION OR AN EXEMPTION FROM REGISTRATION.


      THIS SECURITIES SUBSCRIPTION AGREEMENT dated as of January 2, 1997 (the "Agreement"), is executed by the undersigned "Purchaser" in connection with the private placement of common stock and warrants of Electrosource, Inc., a corporation organized under the laws of Delaware, with its principal executive offices located at 2809 IH 35 South, San Marcos, Texas 78666 (hereinafter referred to as "Company").

1.   Agreement to Subscribe; Purchase Price.

     (a)   Subscription.       The undersigned  Purchaser  hereby
     subscribes for and agrees to purchase 3,810 shares of the Company's Common Stock ("Shares") for $6.5625 per share or
     $25,003.13 in total ("Purchase Price").

     (b)   Warrants.   For  purchase of  the  Common  Stock,  the
     Purchaser shall also receive warrants ("Warrants") for purchase of 25,003 shares (a warrant for every $1.00 invested) of common stock at the exercise price of $7.56 per share. The warrants shall have a two (2) year term. The form of the warrant is attached hereto as Exhibit "A."

     (c)    Payment.   The  Purchase  Price  shall  be  paid   by
     delivering immediately available funds by check or wire transfer as directed by Company for delivery of the Shares and Warrants versus payment.

     (d) Closing. The closing of the transactions contemplated by this Agreement shall occur on or before January 17, 1997, or such earlier or later date as is mutually agreed to by Purchaser and Company.

2.   Company Representations.

     (a) Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, and all requisite and legal corporate power to sell and issue the Shares and Warrants and to carry out and perform its obligations under the terms of this Agreement.

     (b) Authorization. All corporate action on the part of The Company necessary for the authorization, execution, delivery and performance of this Agreement, the authorization, sale, issuance and delivery of the Shares and Warrants and the performance of the company's obligations hereunder has been taken or will be taken prior to closing. This Agreement, when executed and delivered, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. The Shares and Warrants issued in compliance with the provisions of this Agreement will be validly issued, fully paid and non-assessable and free of any liens or encumbrances; provided, however, that the Shares and Warrants are subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares and Warrants are not subject to any preemptive rights or rights of first refusal.

3.   Purchaser Representation.

      The Purchaser hereby represents and warrants to the Company as follows, and acknowledges and agrees that the Company will rely upon such representations and warranties in accepting the subscription of the undersigned for the purchase of the Shares:

     (a) The Purchaser is an executive officer of the Company and is fully familiar with its business and financial condition.

     (b) No representations or warranties have been made to the Purchaser by the Company, or any agent, employee or
     affiliate  of  the  Company,  and  in  entering  into   this
     transaction   the   Purchaser  is  not  relying   upon   any
     information other than the information contained in the documents and reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "SEC filings").

     (c)  The Purchaser is aware that:

          (i)   there  are  substantial  risks  incident  to   an
          investment in the Shares, and such investment is speculative and involves a high degree of risk of loss of its entire investment in the Company;

          (ii) no Federal or State agency has passed upon the sale of the Shares or made any finding or determination concerning the fairness of this investment, and the terms of the offering may not conform to the guidelines of certain state securities administrators;

          (iii) the Company has and may continue to have a significant need for cash for operating expenses and other purposes; that the aggregate proceeds from the sale of the Shares alone may not be sufficient to satisfy the cash requirements of the Company for any appreciable period of time; that other sources of funds may not be available;

          (iv) the industry in which the Company is engaged is occupied by several firms, some of which will be substantially greater in size and have financial resources and personnel staff larger and more established than those of the Company, and there can be no assurance that the Company will be able to compete in the market effectively;

     (d) The Purchaser understands that an investment in the Company is an illiquid investment and further recognizes and agrees that because the Shares have not been registered under applicable securities laws or an exemption from such registration is available, the Purchaser must bear the economic risk of the investment for an indefinite period of time. The Purchaser further acknowledges that each certificate representing Shares will bear a legend to the effect that the Shares have not been registered under any securities law and setting forth or referring to the restrictions on transferability and sale of the shares. The Purchaser further acknowledges that the Company will issue stop transfer orders to its transfer agent restricting transfer of the Shares in the absence of registration under the securities laws or exemption therefrom.

     (e) The Purchaser acknowledges that there are substantial restrictions on the transferability of the Shares. Unless the Shares are registered under the Securities Act and any applicable state securities law, the Shares may not be, and the Purchaser agrees that they shall not be, sold unless such sale is exempt from such registration under the Securities Act and any other applicable state blue sky laws or regulations. The Purchaser further acknowledges that the Company is under no obligation to aid it in obtaining any exemption from the registration requirements. The Purchaser also acknowledges responsibility for compliance with all conditions on transfer imposed by any securities administrator of any state.

     (f) The Purchaser is acquiring the Shares for its own account, as principal, and not for the account of any other person.

4.   Shareholder Approval.

     Purchase of the Shares and Warrants is subject to the approval of the shareholders of the Company at the next annual general meeting. If the purchase is not approved, the purchase price will be returned with interest at the prime rate.

ELECTROSOURCE, INC.                (PURCHASER)



By: /s/ William F. Griffin         By:  /s/ James M. Rosel
Printed Name:  William F. Griffin  Printed Name:  James M. Rosel
Its:  Executive VP, Marketing



                                                         EXHIBIT A
                                        to Securities Subscription Agreement
                                            Executive Officers (Exhibit B-1)

                                         (Warrant No.) WT-_______

                       ELECTROSOURCE, INC.
                        WARRANT AGREEMENT

     NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED, AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE. NEITHER THE OFFERING OF THIS WARRANT NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY AN
     ADMINISTRATOR  UNDER SUCH ACT OR ANY  APPLICABLE  STATE
     LAW.

                                              Warrant to Purchase
January 17, 1997                                 _________ Shares
                                                  of Common Stock

          The undersigned, Electrosource, Inc. (the "Company"), a Delaware corporation, for good and valuable consideration desires to grant to __________________________________ ("Purchaser") a warrant  or  option  to acquire shares of  Common  Stock  in  the
Company. The option covered hereby is granted pursuant to the terms of a Subscription Agreement ("Subscription Agreement") dated as of December 20, 1996 between the Company and Purchaser, and all provisions of that Agreement are incorporated herein by reference. Defined terms shall have the same meaning as in the Subscription Agreement.

      1. Warrant. The Company does hereby grant to Purchaser the exclusive option to purchase from the Company all or any part of an aggregate of ____________________________ (__________)
shares ("Shares") of Common Stock of the Company at the price of Seven and 56/100 Dollars ($7.56) per share.

      2. Term. The Option shall be exercisable as provided in the Subscription Agreement and otherwise at any time until the option expires or terminates in accordance with the provisions hereof. This option shall in any event terminate at 5:00 o'clock P.M., San Marcos, Texas time two (2) years after its date of grant.

      3. Exercise. To exercise this option, Purchaser shall give written notice of such election to the Company at its Corporate Headquarters, Attention Corporate Secretary, so as to be received by the Company within the period this option is exercisable, which notice shall specify the number of shares to be purchased and be accompanied by payment in full. Payment for such shares may be by check or wire transfer, as directed by the Company.

      4. Share Issue. Upon receipt by the Company of proper notice of exercise of this Warrant, the Company as promptly as practicable and subject to the other provisions in this Warrant, shall deliver a certificate or certificates representing Shares so purchased, and shall pay all original issuance or transfer taxes on the exercise of this Warrant, and all other fees and expenses necessarily incurred by the Company in connection therewith. Certificates evidencing such Shares may have endorsed thereon such language as may be deemed necessary or advisable by counsel for the Company in order to ensure compliance with the applicable securities laws or regulations. Registration rights shall be as set forth in the Subscription Agreement.

      5. Change in Capitalization; Merger; Liquidation. The number of Shares of Common Stock covered by this Warrant, and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock. If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, Purchaser shall be entitled to purchase, at the same times and upon the same terms and conditions as are provided in this Warrant, the number and class of shares of stock or other securities to which it would have been entitled to receive as a result of such transaction as if the Purchaser had exercised the Warrant in full on the record date for the transaction in question. In the event of a dissolution or liquidation of the company or a merger or consolidation in which the Company is not the surviving corporation, this Warrant shall terminate upon the effective date thereof, except to the extent that another corporation assumes such Warrant or substitutes another option therefore. In the event of a change of the Company's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock.

           IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ELECTROSOURCE, INC.                (PURCHASER)



By:                                By:
Printed Name:                      Printed Name:
Its:                               Its:



EXHIBIT B-2
to Severance Agreement
dated August 31, 1998


ELECTROSOURCE, INC.
                     STOCK PURCHASE WARRANT
              To Purchase Shares of Common Stock of
                       ELECTROSOURCE, INC.
                    Expiring January 23, 1999
                                                    No.  W10A-102

     NEITHER  THIS WARRANT NOR THE SECURITIES ISSUABLE  UPON
     ITS  EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES
     ACT  OF 1933, AS AMENDED, OR UNDER THE SECURITIES  LAWS
     OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED, AND NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON
     ITS  EXERCISE  MAY  BE SOLD, TRANSFERRED,  ASSIGNED  OR
     HYPOTHECATED,   IN   THE  ABSENCE   OF   AN   EFFECTIVE
     REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS  OR
     AN OPINION OF COUNSEL FOR THE HOLDER OF THIS WARRANT REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT
     THAT  AN  EXEMPTION  FROM  REGISTRATION  THEREUNDER  IS
     AVAILABLE.   NEITHER THE OFFERING OF THIS  WARRANT  NOR
     ANY  OFFERING  MATERIALS  HAVE  BEEN  REVIEWED  BY   AN
     ADMINISTRATOR  UNDER SUCH ACT OR ANY  APPLICABLE  STATE
     LAW.
                                              Warrant to Purchase
January 23, 1997                                    25,003 Shares
                                                  of Common Stock

      The undersigned, Electrosource, Inc. (the "Company"), a Delaware corporation, for good and valuable consideration desires to grant to James M. Rosel ("Purchaser") a warrant or option to acquire shares of Common Stock in the Company. The option covered hereby is granted pursuant to the terms of a Subscription Agreement ("Subscription Agreement") dated as of January 23, 1997 between the Company and Purchaser, and all provisions of that Agreement are incorporated herein by reference. Defined terms shall have the same meaning as in the Subscription Agreement.

      1. Warrant. The Company does hereby grant to Purchaser the exclusive option to purchase from the Company all or any part of an aggregate of Twenty-five Thousand Three (25,003) shares ("Shares") of Common Stock of the Company at the price of Seven and 56/100 Dollars ($7.56) per share.

     2. Term. The Option shall be exercisable upon shareholder approval and otherwise as provided in the Subscription Agreement and otherwise at any time until the option expires or terminates in accordance with the provisions hereof. This option shall in any event terminate at 5:00 o'clock P.M., San Marcos, Texas time two years after its date of grant.

      3. Exercise. To exercise this option, Purchaser shall give written notice of such election to the Company at its Corporate Headquarters, Attention Corporate Secretary, so as to be received by the Company within the period this option is exercisable, which notice shall specify the number of shares to be purchased and be accompanied by payment in full. Payment for such shares may be by check or wire transfer, as directed by the Company.

      4. Share Issue. Upon receipt by the Company of proper notice of exercise of this Warrant, the Company as promptly as practicable and subject to the other provisions in this Warrant, shall deliver a certificate or certificates representing Shares so purchased, and shall pay all original issuance or transfer taxes on the exercise of this Warrant, and all other fees and expenses necessarily incurred by the Company in connection therewith. Certificates evidencing such Shares may have endorsed thereon such language as may be deemed necessary or advisable by counsel for the Company in order to ensure compliance with the applicable securities laws or regulations. Registration rights shall be as set forth in the Subscription Agreement.

      5. Change in Capitalization; Merger; Liquidation. The number of Shares of Common Stock covered by this Warrant, and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock. If the Company shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, Purchaser shall be entitled to purchase, at the same times and upon the same terms and conditions as are provided in this Warrant, the number and class of shares of stock or other securities to which it would have been entitled to receive as a result of such transaction as if the Purchaser had exercised the Warrant in full on the record date for the transaction in question. In the event of a dissolution or liquidation of the company or a merger or consolidation in which the Company is not the surviving corporation, this Warrant shall terminate upon the effective date thereof, except to the extent that another corporation assumes such Warrant or substitutes another option therefore. In the event of a change of the Company's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock.

           IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

ELECTROSOURCE, INC.                PURCHASER



By:  /s/ Michael G. Semmens        By:  /s/ James M. Rosel
Printed Name: Michael G. Semmens   Printed Name: James M. Rosel
Its:          President            Its: